Exhibit 10.9

AMENDMENT NO. 1 TO THE

BUSINESS FIRST BANCSHARES, INC.

2006 STOCK OPTION PLAN

This Amendment No. 1 to the 2006 Business First Bancshares, Inc. Stock Option Plan (this “Amendment No. 1”) is made effective as of the 17th day of December, 2007.

W I T N E S S E T H:

WHEREAS, Business First Bancshares, Inc. (the “Company”) adopted the Business First Bancshares, Inc. 2006 Stock Option Plan (As Amended and Restated) on December 22, 2006 (the “Plan”), as an incentive for employees and directors of the Company and its affiliates to obtain common stock of the Company;

WHEREAS, the Plan provides that an aggregate of 450,000 shares are available for the issuance of options under the Plan (the “Available Shares”)

WHEREAS, the Board of Directors of the Company (the “Board”) desires to increase the number of Available Shares by 1,050,000 shares for an aggregate of 1,500,000 Available Shares; and

WHEREAS, Section 16 of the Plan provides that the Board may from time to time amend the Plan.

NOW, THEREFORE, the Plan is amended as follows, effective as of the date set forth above:

1. Amendment. Subsection (a) of Section 3 of the Plan is hereby amended by deleting the existing Section 3(a) of the Plan in its entirety, and substituting the following new Section 3(a) of the Plan as follows:

“(a) As of the Effective Date, 1,500,000 Shares shall automatically, and without further action, become Available Shares to be granted as Options under this Plan, all of which may be granted as Incentive Options under this Plan. Any Shares issued by the Bank in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Options under the Plan.”

2. Continuing Effect. All other terms, provisions, conditions, covenants, representations and warranties contained in the Plan are not modified by this Amendment No. 1 and shall continue in full force and effect as originally written. As hereby modified and amended, all of the terms and provisions of the Plan are ratified and confirmed.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has executed this document as of the date first above written.

FIRST BANCSHARES, INC.

By:	/s/ Charles E. Roemer, III
Charles E. Roemer, III
President and Chief Executive Officer